SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	February 20, 2004

Gehl Company
(Exact name of registrant as specified in its charter)

Wisconsin	0-18110	39-0300430
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

143 Water Street, West Bend, Wisconsin 53095
(Address of principal executive offices, including zip code)

(262) 334-9461
(Registrant’s telephone number)

Item 7.   Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits. The following exhibit is being furnished herewith:

(99)	Press Release of Gehl Company, dated February 20, 2004.

Item 12.   Results of Operations and Financial Condition.

        On February 20, 2004, Gehl Company (the “Company”) issued a press release announcing its financial results for the quarter and year ended December 31, 2003. A copy of the press release is being furnished as Exhibit 99 to this Current Report on Form 8-K.

Use of Non-GAAP Measures

        The Company reports its financial results of operations in accordance with accounting principles generally accepted in the United States (“GAAP”). The Company has also provided non-GAAP financial information to complement its consolidated financial statements presented in accordance with GAAP. The non-GAAP financial measures included in the Company’s press release are the Company’s fourth quarter and annual net income (loss) and earnings (loss) per diluted share, excluding a favorable fourth quarter tax adjustment and after-tax charges relating to the Company’s previously announced closure of two of its manufacturing facilities. Management believes it is useful for investors to understand how its core operations performed without the effects of such charges.

        In the Company’s judgment, excluding these charges and adjustment allows investors to meaningfully trend, analyze and benchmark the performance of the Company’s core operations. In addition, the Company believes that providing net income (loss) and earnings (loss) per diluted share excluding these charges and adjustment provides a more meaningful comparison of the Company’s operational performance in 2003 to the comparable periods in 2002. Many of the Company’s internal performance measures exclude these charges and adjustment to enable meaningful trending of core operating metrics over an extended period of time. The Company has provided within the earnings release a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

        The non-GAAP financial measures included in the Company’s earnings release are intended to supplement the user’s overall understanding of the Company’s current financial performance and its prospects for the future. However, the non-GAAP financial measures are not intended to supersede or replace the Company’s GAAP financial results.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEHL COMPANY
Date: February 20, 2004	By: /s/ Kenneth P. Hahn
Kenneth P. Hahn
Vice President of Finance and Chief
Financial Officer

GEHL COMPANY

Exhibit Index to Current Report on Form 8-K
Dated February 20, 2004

Exhibit
Number

(99)	Press Release of Gehl Company, dated February 20, 2004

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